2013 Fourth-Quarter and Full-Year Results February 6, 2014 Exhibit 99.3

2 Introduction ● Unless otherwise stated, we will be talking about results for the fourth-quarter or full-year 2013 and comparing them to the same periods in 2012 ● References to PMI volumes are to PMI shipments ● Industry volume and market shares are the latest data available from a number of internal and external sources ● Net revenues exclude excise taxes ● Operating Companies Income, or “OCI”, is defined as operating income, excluding general corporate expenses and the amortization of intangibles, plus equity (income) or loss in unconsolidated subsidiaries, net. OCI growth rates are on an adjusted basis, which excludes asset impairment, exit and other costs ● Data tables showing adjustments to net revenues and OCI for currency, asset impairment, exit and other costs, free cash flow calculations, adjustments to EPS, and reconciliations to U.S. GAAP measures are at the end of today’s webcast slides, which are also posted on our web site

3 Forward-Looking and Cautionary Statements ● This presentation and related discussion contain forward-looking statements. Achievement of projected results is subject to risks, uncertainties and inaccurate assumptions, and PMI is identifying important factors that, individually or in the aggregate, could cause actual results to differ materially from those contained in any forward-looking statements made by PMI ● PMI’s business risks include: significant increases in cigarette-related taxes; the imposition of discriminatory excise tax structures; fluctuations in customer inventory levels due to increases in product taxes and prices; increasing marketing and regulatory restrictions, often with the goal of reducing or preventing the use of tobacco products; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems. PMI’s future profitability may also be adversely affected should it be unsuccessful in its attempts to produce products with the potential to reduce the risk of smoking-related diseases; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent ● PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended September 30, 2013. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations

Strong Fourth-Quarter Financial Results 4 2.5% 12.7% 19.4% Net Revenues Adjusted OCI Adjusted Diluted EPS Growth (Q4, 2013 vs. Q4, 2012)(a) (a) Excluding currency Source: PMI Financials

Strong Fourth-Quarter Financial Results 5 2.6 22.5 7.4 34.9 EU EEMA Asia LA&C Adjusted OCI Growth (Q4, 2013 vs. Q4, 2012)(a) (a) Excluding currency Source: PMI Financials 40 20 10 0 (%)

Bridging Reported Diluted EPS to Adjusted Diluted EPS, excluding Currency 6 0.10 0.04 0.34 5.26 5.40 5.74 Reported Diluted EPS Egypt Restructuring Charge Charges Disclosed Previously Adjusted Diluted EPS Currency Unfavorability Adjusted Diluted EPS, excl. Currency (a) Included in asset impairment and exit costs Source: PMI Financials 2013 Diluted EPS ($/share) (a)

● Currencies remain very volatile, especially in emerging markets ● At prevailing exchange rates, we project 71 cents unfavorable currency at EPS level in 2014 ● Emerging markets account for nearly 60% of this projected currency headwind ● We are currently hedged for approximately 60% of our forecast sales to Japan with an effective rate of 95 Yen to the US Dollar in 2014 7 Currency Volatility Source: PMI forecasts and PMI Financials

● Business fundamentals are robust ● Specific market challenges ● Increased investments behind Reduced-Risk Products and our conventional tobacco products ● Reported diluted EPS guidance for 2014 is $5.02 to $5.12 at prevailing exchange rates, compared to $5.26 in 2013 ● Excluding currency, our guidance represents a growth rate of approximately 6% to 8%, compared to our adjusted diluted EPS of $5.40 in 2013 8 2014 Business Outlook and EPS Guidance Source: PMI forecasts and PMI Financials

Japan: Pricing and Market Share Challenge 9 Source: Tobacco Institute of Japan and PMI forecasts 12.4 12.1 12.4 11.8 27.7 26.7 27.7 25.9 2012 2013 2012 2013 PMI Market Share (%) FY Total PMI Marlboro Other Q4 ● Consumption tax increase from 5% to 8% in April. Related retail price pass-on of approximately JPY 14/pack ● Cigarette price changes in Japan subject to approval of Minister of Finance ● We have applied for approval to increase Marlboro, Lark and Philip Morris by JPY 20/pack and other brands by up to JPY 10/pack ● Industry volume decline of around 3.0% to 3.5% expected in 2014

13.3 12.5 13.1 H2 2012 H1 H2 ● We estimate that Mighty Corporation declares only about half its production for tax purposes ● Fiscal tax stamps planned in Q2, 2014 ● Retail price of Mighty brand increased to PHP 1.50/stick, but Marvels brand still sold at price lower than combination of excise tax and VAT ● Down-trading has impacted PMI market share and profitability Note: VAT stands for Value Added Tax. Adult refers to Legal Age (minimum 18) – 64 year old smokers. SoM stands for Share of Market Source: PMI estimates, Nielsen and PMI Market Research Philippines: Competitor Excise Tax Under- Reporting Remains Central Issue 49.6 50.3 50.1 H2 2012 H1 H2 Adult Smoking Incidence (%) 2013 10 2013 Adult Daily Consumption (Avg. cigarettes per day) 17.1 41.2 Q4 2012 Q4 2013 Super-Low SoM (%) 87.2 72.3 Q4 2012 Q4 2013 PMI Market Share (%)

4.8 5.2 4.7 5.1 13.8 14.4 13.8 14.5 3.3 4.4 3.8 4.8 12.3 11.1 12.7 10.6 35.6 36.1 36.2 35.7 2012 2013 2012 2013 5.2% 3.4% (6.6)% Premium Mid Source: PMI estimates and PMI forecasts ● Cigarette industry volume increased by 1.9% in 2013 to an estimated 308 billion units ● Economic slowdown and higher fuel and food prices ● Around 1% cigarette industry volume growth forecast for 2014 ● PMI benefiting from continued growth of machine-made lighter-tasting segment ● 10% regional tax introduced in January 2014 should be manageable Indonesia: Moderate Industry Volume Growth Industry Volume Variance by Price Segment (2013 vs. PY) Other Dji Sam Soe + Sampoerna Kretek Sampoerna A Marlboro U Mild Q4 FY Total PMI 11 PMI Market Share (%) Low

Note: Fine cut includes Make Your Own (MYO), MYO volume tobacco and Roll Your Own Source: PMI estimates and PMI forecasts EU Region: Reduction in Cigarette Industry Volume Decline Q1 Q2 Q4 Total Cigarette Industry Volume Decline (2013 vs. PY) Q3 (5.8)% (5.5)% (8.0)% (10.6)% 12 ● Illicit trade appears to have stabilized ● Slower expansion of fine cut category and e-cigarettes ● Forecast 6% to 7% decline in cigarette industry volume in 2014 ● Excise tax increases reasonable and structures improving. Predominantly ad-valorem structure in Italy is a concern

38.0 38.5 18.6 19.0 6.6 6.8 3.8 4.0 1.7 2.0 Source: PMI estimates EU Region: Strong Share Growth Momentum EU Region Cigarette Market Shares (%) +0.5pp 13 +0.4pp 2012 2013 Marlboro PMI 2012 2013 2012 2013 2012 2013 2012 2013 +0.2pp L&M +0.2pp Chesterfield +0.3pp Philip Morris

Source: PMI estimates 39.6 35.8 53.0 36.4 30.5 6.7 40.2 36.2 53.1 36.6 31.2 7.3 0 20 France Germany Italy Poland Spain UK EU Region: Strong Share Growth Momentum 2012 2013 PMI Cigarette Market Shares (%) +0.1pp +0.2pp +0.7pp +0.6pp +0.4pp +0.6pp 55 25 10 14

Russia: Profitability Growth Despite Volume Decline 15 ● Profitability expanded in 2013 despite an estimated 7.6% cigarette industry volume decline ● High single-digit profit growth expected again in 2014 even though we forecast industry volume decline of 9% to 11% Note: MRSP stands for Maximum Retail Selling Price Source: PMI Financials, PMI estimates, PMI forecasts and Nielsen 26.4 26.1 2012 2013 PMI Market Share (%) MRSP Evolution (RUB/pack) Jan 2012 Jun 2012 Jan 2013 Jun 2013 Jan 2014 Parliament 72 75 82 86 95 Marlboro 60 63 70 74 83 Chesterfield 42 45 52 55 64 L&M 34 37 43 47 56 Bond Street 31 34 40 44 53 Tax pass-on 2.80 0.90 5.20 ─ 8.00

Source: PMI estimates, PMI forecasts and Nielsen Turkey: PMI Gaining Share in Premium and Mid 16 ● Trade loading at the end of 2012 and an increase in illicit trade resulted in an estimated 7.6% decline in cigarette industry volume in 2013 ● Underlying cigarette industry volume expected to stabilize in 2014 ● PMI successfully line-extended Chesterfield into the super-low price segment ● Specific excise tax increase in January 2014 resulting in pass-on of around TRY 0.28/pack. PMI has increased prices, on average, by TRY 0.50/pack 20.8 19.7 6.7 6.9 18.2 18.9 45.7 45.5 2012 2013 PMI Market Share (%) Premium Mid Low & Super-low

Source: PMI estimates 75.6% 15.7% 37.2% 51.0% 73.5% Argentina Brazil Canada Colombia Mexico Latin America & Canada Region: Strong Results PMI Market Shares (2013) +0.7pp +0.9pp +0.3pp +0.5pp ─ pp 17

Market Share Momentum: Top 30 OCI Markets 18 PMI Market Share(a) 34.4% 34.9% 2012 2013 (a) Excluding the Philippines and duty free Source: PMI Financials and PMI estimates

Market Share Momentum: Marlboro Market Shares 2011 2012 2013 EU 18.4% 18.6% 19.0% EEMA 6.8% 7.0% 7.1% Asia(a) 5.1% 5.2% 5.3% LA&C 14.0% 14.6% 15.0% (a) Excluding China and the Philippines Source: PMI estimates 19

International Cigarette Industry Volume: Slight Moderation in Decline Forecast for 2014 Cigarette Industry Volume (units trillion) 2012 2013 2014F International Markets excl. China 3.2 (3.1) 3.0 Variance (3.0)% (2.0)% ─ (3.0)% Note: All data exclude the USA Source: PMI estimates and PMI forecasts 20

Pricing: Key Driver of Increased Profitability 21 ● 2013 pricing variance reflects the timing of tax-driven price increases and unusually large gains due to inventory movements, most notably in the Philippines ● In Q1, 2014, we expect these gains to be lower and consequently this quarter’s EPS growth rate, excluding currency, is expected to be below our average for the year ● As of today, we have implemented or announced almost 60% of the pricing that is built into our 2014 EPS guidance 1,704 2,066 2008-2012 Average 2013 Pricing Variance ($ million) Source: PMI Financials and PMI forecasts

Margin Improvements Driven by Pricing and Productivity Gains 22 Adjusted OCI Margin (a) Excluding currency Source: PMI Financials 45.4% 46.0% 2012 2013 (a)

Source: PMI Financials and PMI forecasts Business Development: Accretive to Earnings in 2014 23 ● Remaining 20% shareholding in Mexico ● 49% participation in Arab Investors-TA ● 20% shareholding in our Russian distributor, Megapolis ● Business restructuring in Egypt ● Expected net EPS impact of approximately 10 cents in 2014 Megapolis Mexico

Free Cash Flow: Double-Digit Increase in 2013 excluding Currency 24 8,935 420 8,365 9,355 2012 2013 Note: Free cash flow is defined as net cash provided by operating activities less capital expenditures Source: PMI Financials ($ million) +11.8% Currency

Rewarding Our Shareholders: Very Significant Dividend Increases 25 +17.4% +7.4% +10.3% +20.3% +10.4% +10.6% $1.84 $3.76 2008 Aug Sept Sept Sept Sept Sept 2013 +104.3% 2008 2009 2010 2011 2012 2013 1.7% 1.9% 2.0% 2.7% 2.8% 3.0% 3.0% 3.1% 3.1% 3.4% 3.4% 3.4% 3.9% 4.7% 4.8% 4.9% 4.9% 5.2% Mondelēz Bayer Heineken Diageo PepsiCo Coca-Cola Johnson & Johnson Nestlé Roche Novartis Pfizer McDonald's Unilever BAT PMI Vodafone GlaxoSmithKline Imperial Tobacco Dividend Yield: Compensation Survey Group (January 31, 2014) Note: Dividends for 2008 and 2013 are annualized rates. 2008 annualized rate is based on a quarterly dividend of $0.46 per common share, declared June 18, 2008. The annualized rate for 2013 is based on a quarterly dividend of $0.94 per common share, declared September 11, 2013. Dividend yield represents the annualized dividend on January 31, 2014, over the closing share price on that date. The share price for PMI was $78.14 as of January 31, 2014. The annualized dividend was $3.76 Source: PMI Financials

● $6.0 billion spent in 2013 to repurchase 67.2 million shares ● Over $2 billion spent on business development opportunities in 2013 ● Significant unfavorable impact of currency projected on reported results in 2014 ● Approaching the high end of the ratios supporting our credit rating ● $4.0 billion share repurchase target in 2014 26 Rewarding Our Shareholders: Share Repurchases Source: PMI Financials and PMI forecasts

● Pilot plant and new manufacturing facility with capacity of up to 30 billion units to be completed by end 2015. Associated capital expenditures of up to €500 million ● Clinical trials to be completed during 2014 ● On-going perception and behavioral studies ● Packaging and labeling being prepared in anticipation of planned city pilot tests in second half of 2014 ● First national RRP launch in 2015 ● E-cigarette launch during second half of 2014 ● Increased expenditures of $100+ million in 2014 27 Investments to Accelerate Commercialization of Reduced-Risk Products ("RRPs") Source: PMI Financials

Source: PMI forecasts ● Increased investments behind conventional and Reduced- Risk Products ● Improving outlook for Philippines and EU Region ● Japan remains a significant challenge ● Robust fundamentals and good market share momentum ● Business development projects adding to our profitability ● Currency volatility ● Expectation that, as of 2015, we should be able to meet our annual currency-neutral net revenues and adjusted OCI targets ● Strong free cash flow to be used to reward our shareholders through generous dividends and share repurchase programs 28 Conclusion: 2014, an Important Development Year

Questions & Answers 2013 Fourth-Quarter and Full-Year Results

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

PHILIP MORRIS INTERNATIONAL

Adjustments for the Impact of Currency and Acquisitions
For the Quarters Ended December 31,
($ in millions)
(Unaudited)

2013								2012			% Change in Reported Net Revenues excluding Excise Taxes		
Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$ 7,048	$ 4,909	$ 2,139	$ 85	$ 2,054	$ -	$ 2,054	European Union	$ 6,684	$ 4,621	$ 2,063	3.7%	(0.4)%	(0.4)%
5,349	3,092	2,257	(50)	2,307	-	2,307	EEMA	5,016	2,877	2,139	5.5%	7.9%	7.9%
5,211	2,735	2,476	(268)	2,744	-	2,744	Asia	5,403	2,598	2,805	(11.7)%	(2.2)%	(2.2)%
2,782	1,865	917	(66)	983	-	983	Latin America & Canada	2,639	1,757	882	4.0%	11.5%	11.5%
$ 20,390	$ 12,601	$ 7,789	$ (299)	$ 8,088	$ -	$ 8,088	PMI Total	$ 19,742	$ 11,853	$ 7,889	(1.3)%	2.5%	2.5%

2013						2012	% Change in Reported Operating Companies Income		
Reported Operating Companies Income	Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisitions	Reported Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$ 1,011	$ 39	$ 972	$ -	$ 972	European Union	$ 955	5.9%	1.8%	1.8%
811	(59)	870	-	870	EEMA	921	(11.9)%	(5.5)%	(5.5)%
1,055	(155)	1,210	-	1,210	Asia	1,129	(6.6)%	7.2%	7.2%
358	(39)	397	-	397	Latin America & Canada	290	23.4%	36.9%	36.9%
$ 3,235	$ (214)	$ 3,449	$ -	$ 3,449	PMI Total	$ 3,295	(1.8)%	4.7%	4.7%

30

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

PHILIP MORRIS INTERNATIONAL

Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Quarters Ended December 31,
($ in millions)
(Unaudited)

2013								2012			% Change in Adjusted Operating Companies Income		
Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisi-tions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions
$ 1,011	$ (13)	$ 1,024	$ 39	$ 985	$ -	$ 985	European Union	$ 955	$ (5)	$ 960	6.7%	2.6%	2.6%
811	(264)	1,075	(59)	1,134	-	1,134	EEMA	921	(5)	926	16.1%	22.5%	22.5%
1,055	(19)	1,074	(155)	1,229	-	1,229	Asia	1,129	(15)	1,144	(6.1)%	7.4%	7.4%
358	(5)	363	(39)	402	-	402	Latin America & Canada	290	(8)	298	21.8%	34.9%	34.9%
$ 3,235	$ (301)	$ 3,536	$ (214)	$ 3,750	$ -	$ 3,750	**PMI Total**	$ 3,295	$ (33)	$ 3,328	6.3%	12.7%	12.7%

2013							2012			% Points Change	
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency[(a)]	Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions[(a)]	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes[(a)]	Adjusted Operating Companies Income Margin	Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions
$ 985	$ 2,054	48.0%	$ 985	$ 2,054	48.0%	European Union	$ 960	$ 2,063	46.5%	1.5	1.5
1,134	2,307	49.2%	1,134	2,307	49.2%	EEMA	926	2,139	43.3%	5.9	5.9
1,229	2,744	44.8%	1,229	2,744	44.8%	Asia	1,144	2,805	40.8%	4.0	4.0
402	983	40.9%	402	983	40.9%	Latin America & Canada	298	882	33.8%	7.1	7.1
$ 3,750	$ 8,088	46.4%	$ 3,750	$ 8,088	46.4%	**PMI Total**	$ 3,328	$ 7,889	42.2%	4.2	4.2

(a) For the calculation of net revenues excluding excise taxes, currency and acquisitions, refer to previous slide

31

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency For the Quarters Ended December 31, (Unaudited) 32 2013 2012 % Change Reported Diluted EPS 1.24$ 1.25$ (0.8)% Adjustments: Asset impairment and exit costs 0.12 0.01 Tax item 0.01 (0.02) Adjus e iluted EPS 1.37$ 1.24$ 10.5% Less: Currency impact (0.11) Adjusted Diluted EPS, excluding Currency 1.48$ 1.24$ 19.4%

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency For the Quarters Ended December 31, (Unaudited) 33 2013 2012 % Change Reported Diluted EPS 1.24$ 1.25$ (0.8)% Less: Currency impact (0.11) Reported Diluted EPS, excluding Currency 1.35$ 1.25$ 8.0%

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

PHILIP MORRIS INTERNATIONAL

Adjustments for the Impact of Currency and Acquisitions
For the Years Ended December 31,
($ in millions)
(Unaudited)

2013 Reported Net Revenues	2013 Less Excise Taxes	2013 Reported Net Revenues excluding Excise Taxes	2013 Less Currency	2013 Reported Net Revenues excluding Excise Taxes & Currency	2013 Less Acquisitions	2013 Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		2012 Reported Net Revenues	2012 Less Excise Taxes	2012 Reported Net Revenues excluding Excise Taxes	% Change in Reported Net Revenues excluding Excise Taxes: Reported	% Change: Reported excluding Currency	% Change: Reported excluding Currency & Acquisitions
$ 28,303	$ 19,707	$ 8,596	$ 205	$ 8,391	$ -	$ 8,391	European Union	$ 27,338	$ 18,812	$ 8,526	0.8%	(1.6)%	(1.6)%
20,695	11,929	8,766	(98)	8,864	-	8,864	EEMA	19,272	10,940	8,332	5.2%	6.4%	6.4%
20,987	10,486	10,501	(726)	11,227	-	11,227	Asia	21,071	9,873	11,198	(6.2)%	0.3%	0.3%
10,044	6,690	3,354	(146)	3,500	-	3,500	Latin America & Canada	9,712	6,391	3,321	1.0%	5.4%	5.4%
$ 80,029	$ 48,812	$ 31,217	$ (765)	$ 31,982	$ -	$ 31,982	PMI Total	$ 77,393	$ 46,016	$ 31,377	(0.5)%	1.9%	1.9%

2013 Reported Operating Companies Income	2013 Less Currency	2013 Reported Operating Companies Income excluding Currency	2013 Less Acquisitions	2013 Reported Operating Companies Income excluding Currency & Acquisitions		2012 Reported Operating Companies Income	% Change in Reported Operating Companies Income: Reported	% Change: Reported excluding Currency	% Change: Reported excluding Currency & Acquisitions
$ 4,238	$ 92	$ 4,146	$ -	$ 4,146	European Union	$ 4,187	1.2%	(1.0)%	(1.0)%
3,779	(122)	3,901	-	3,901	EEMA	3,726	1.4%	4.7%	4.7%
4,622	(548)	5,170	-	5,170	Asia	5,197	(11.1)%	(0.5)%	(0.5)%
1,134	(64)	1,198	-	1,198	Latin America & Canada	1,043	8.7%	14.9%	14.9%
$ 13,773	$ (642)	$ 14,415	$ -	$ 14,415	PMI Total	$ 14,153	(2.7)%	1.9%	1.9%

34

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

PHILIP MORRIS INTERNATIONAL

Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Years Ended December 31,
($ in millions)
(Unaudited)

2013								2012			% Change in Adjusted Operating Companies Income		
Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisitions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions
$ 4,238	$ (13)	$ 4,251	$ 92	$ 4,159	$ -	$ 4,159	European Union	$ 4,187	$ (5)	$ 4,192	1.4%	(0.8)%	(0.8)%
3,779	(264)	4,043	(122)	4,165	-	4,165	EEMA	3,726	(5)	3,731	8.4%	11.6%	11.6%
4,622	(27)	4,649	(548)	5,197	-	5,197	Asia	5,197	(39)	5,236	(11.2)%	(0.7)%	(0.7)%
1,134	(5)	1,139	(64)	1,203	-	1,203	Latin America & Canada	1,043	(34)	1,077	5.8%	11.7%	11.7%
$ 13,773	$ (309)	$ 14,082	$ (642)	$ 14,724	$ -	$ 14,724	PMI Total	$ 14,153	$ (83)	$ 14,236	(1.1)%	3.4%	3.4%

2013							2012			% Points Change	
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency[a]	Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions[a]	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes[a]	Adjusted Operating Companies Income Margin	Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions
$ 4,159	$ 8,391	49.6%	$ 4,159	$ 8,391	49.6%	European Union	$ 4,192	$ 8,526	49.2%	0.4	0.4
4,165	8,864	47.0%	4,165	8,864	47.0%	EEMA	3,731	8,332	44.8%	2.2	2.2
5,197	11,227	46.3%	5,197	11,227	46.3%	Asia	5,236	11,198	46.8%	(0.5)	(0.5)
1,203	3,500	34.4%	1,203	3,500	34.4%	Latin America & Canada	1,077	3,321	32.4%	2.0	2.0
$ 14,724	$ 31,982	46.0%	$ 14,724	$ 31,982	46.0%	PMI Total	$ 14,236	$ 31,377	45.4%	0.6	0.6

(a) For the calculation of net revenues excluding excise taxes, currency and acquisitions, refer to previous slide

35

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency For the Years Ended December 31, (Unaudited) 36 2013 2012 % Change Reported Diluted EPS 5.26$ 5.17$ 1.7% Adjustments: Asset impairment and exit costs 0.12 0.03 Tax item 0.02 0.02 Adjust iluted EPS 5.40$ 5.22$ 3.4% Less: Currency impact (0.34) Adjusted Diluted EPS, excluding Currency 5.74$ 5.22$ 10.0%

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency For the Years Ended December 31, (Unaudited) 37 2013 2012 % Change Reported Diluted EPS 5.26$ 5.17$ 1.7% Less: Currency impact (0.34) Reported Diluted EPS, excluding Currency 5.60$ 5.17$ 8.3%

(a) Operating Cash Flow PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures 38 Reconciliation of Operating Cash Flow to Free Cash Flow and Free Cash Flow, excluding Currency For the Quarters and Years Ended December 31, ($ in millions) (Unaudited) For the Quarters Ended For the Years Ended December 31, December 31, 2013 2012 % Change 2013 2012 % Change Net cash provided by operating activities(a) 2,320$ 1,650$ 40.6% 10,135$ 9,421$ 7.6% Less: Capital expenditures 379 337 1,200 1,056 Free C h Flow 1,941$ 1,313$ 47.8% 8,935$ 8,365$ 6.8% Less: Currency impact (285) (420) Free Cash Flow, excluding Currency 2,226$ 1,313$ 69.5% 9,355$ 8,365$ 11.8%